FOURTH AMENDMENT
TO THE CUSTODY AGREEMENT

THIS FOURTH AMENDMENT dated as of this 25th day of August, 2015, to the Custody Agreement dated as of September 12, 2012, as amended January 25, 2013, October 16, 2014  and May 13, 2015 (the "Agreement"), is entered into by and between FACTORSHARES TRUST, a Delaware statutory trust and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and the Custodian desire to amend the fees of the Agreement and to amend the list of funds; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Amended Exhibit C is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FACTORSHARES TRUST	U.S. BANK, N.A.

By: /s/ Samuel Masucci, III	By: /s/ Michael R. McVoy

Name: Samuel Masucci, III	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit B to the Custody Agreement

Separate Series of FactorShares Trust

Name of Series
PureFunds ISE Junior Silver ETF
PureFunds ISE Cyber Security ETF
PureFunds ISE Big Data ETF
PureFunds ISE Mobile Payments ETF
Latin American Real Estate ETF
Blue Star TA BIGITech Israel Technology ETF
Etho Climate Leadership U.S. ETF
The Restaurant ETF

Amended Exhibit C to the Custody Agreement – FactorShares Trust
Fees effective July 1, 2015

Base Fee (1) for Custody Services-

The following reflects the fee structure for those funds listed on Amended Exhibit B (the “Fund Complex”). To illustrate, for 3 Funds USBFS will receive the greater of the Annual Minimum per Fund in the Fund Complex ($__ Year) or the calculated Basis Points on the total AUM in the Fund Complex.

Custody	Basis Points on Fund Complex AUM			Or	Annual Minimum per Fund
	$__/	+$__/	+$__/		$__
	__	__	__

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Fees are in Addition to the Base Fee-

NOTE: Additional Global Sub-Custodial services and safe keeping fees apply as required (see following page)

Portfolio Transaction Fees- Domestic custody transaction fees associate with Sponsor Trades(2)
▪	$__ – Book entry DTC transaction/Federal Reserve transaction/principal pay down
▪	$__ - Short Sales
▪	$__ – US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
                     depository transaction
▪	$__ – Option/ SWAPS/future contract written, exercised or expired
▪	$__ – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$__ – Physical transaction
▪	$__ – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$__ – Segregated account per year
▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for initial conversion free receipts
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
▪	Intraday indicative value (IIV) agent fees
▪	Corporate action services
▪	SWIFT reporting and message fees
▪	Customized reporting
▪	Third-party data provider costs (including GICS, MSCI, Lipper, etc),
▪	Supplemental programming and development
▪	Cost associated with setting up data feeds
▪	Expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

(1)	Subject to annual CPI increase, Milwaukee MSA.

(2)
“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and  their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Fees are calculated pro rata and billed monthly.

Amended Exhibit C to the Custody Agreement - Global Sub-Custodial Services Fee Schedule effective July 1, 2015

Annual Base Fee (1) - a monthly charge per account (per fund in the Fund Complex) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $__
▪	26-50 foreign securities: $__
▪	Over 50 foreign securities: $__
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees- global custody transaction fees associate with Sponsor Trades (2)
(see schedule following page)
▪	A transaction is defined as any purchase, sale, free receipt, free delivery, maturity, tender or exchange of a security

Global Safekeeping Fees-
(see schedule following page)

Cash (Fx) Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.

Tax Reclamation Services:
▪ Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses- including but not limited to:
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

(1)	Subject to annual CPI increase, Milwaukee MSA.

(2)
“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and  their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds  received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Fees are calculated pro rata and billed monthly.

Amended Exhibit C to the Custody Agreement – FactorShares Trust
Fees effective July 1, 2015

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Mexico	All	____	$____
Australia	All	____	$____	Morocco	All	____	$____
Austria	All	____	$____	Namibia	All	____	$____
Bahrain	All	____	$____	Netherlands	All	____	$____
Bangladesh	All	____	$____	New Zealand	All	____	$____
Belgium	All	____	$____	Nigeria	All	____	$____
Bermuda	All	____	$____	Norway	All	____	$____
Botswana	All	____	$____	Oman	All	____	$____
Brazil	All	____	$____	Pakistan	All	____	$____
Bulgaria	All	____	$____	Palestinian Autonomous Area*	All	____	$____
Canada	All	____	$____	Peru	All	____	$____
Cayman Islands*	All	____	$____	Philippines	All	____	$____
Channel Islands*	All	____	$____	Poland	All	____	$____
Chile	All	____	$____	Portugal	All	____	$____
China“A” Shares	All	____	$____	Qatar	All	____	$____
China“B” Shares	All	____	$____	Romania	All	____	$____
Columbia	All	____	$____	Russia	Equities	____	$____
Costa Rica	All	____	$____	Russia	MINFINs	____	$____
Croatia	All	____	$____	Serbia*	All	____	$____
Cyprus*	All	____	$____	Singapore	All	____	$____
Czech Republic	All	____	$____	Slovak Republic	All	____	$____
Denmark	All	____	$____	Slovenia	All	____	$____
Ecuador	All	____	$____	South Africa	All	____	$____
Egypt	All	____	$____	South Korea	All	____	$____
Estonia	All	____	$____	Spain	All	____	$____
Euromarkets**	All	____	$____	Sri Lanka	All	____	$____
Finland	All	____	$____	Swaziland	All	____	$____
France	All	____	$____	Sweden	All	____	$____
Germany	All	____	$____	Switzerland	All	____	$____
Ghana	All	____	$____	Taiwan	All	____	$____
Greece	All	____	$____	Thailand	All	____	$____
Hong Kong	All	____	$____	Trinidad & Tobago*	All	____	$____
Hungary	All	____	$____	Tunisia	All	____	$____
Iceland	All	____	$____	Turkey	All	____	$____
India	All	____	$____	UAE	All	____	$____
Indonesia	All	____	$____	United Kingdom	All	____	$____
Ireland	All	____	$____	Ukraine	All	____	$____
Israel	All	____	$____	Uruguay	All	____	$____
Italy	All	____	$____	Venezuela	All	____	$____
Jamaica*	All	____	$____	Vietnam*	All	____	$____
Japan	All	____	$____	Zambia
Jordan	All	____	$____
Kazakhstan	All	____	$____
Kenya	All	____	$____
Latvia	Equities	____	$____
Latvia	Bonds	____	$____
Lebanon	All	____	$____
Lithuania	All	____	$____
Luxembourg	All	____	$____
Malaysia	All	____	$____
Mali	All	____	$____
Malta	All	____	$____
Mauritius	All	____	$____